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                                EXHIBIT 6(D)(3)
                                    FORM OF
                                AMENDMENT NO. 2
                                       TO
                             DISTRIBUTION AGREEMENT
                 EQUITABLE DISTRIBUTORS, INC. / CLASS IB SHARES



            AMENDMENT No. 2 dated as of December ___, 1998 ("Amendment No. 2"), to Distribution Agreement relating to the Class IB Shares dated as of April 14, 1997 ("Original Agreement") by and between EQ Advisors Trust ("Trust") and Equitable Distributors, Inc. ("EDI").

            The Trust and EDI agree that:

            1. Duration of Agreement. With respect to each Portfolio specified in Schedule A to the Original Agreement, the Original Agreement will continue in effect until April 14, 1999 and thereafter will continue annually only so long as such continuance is specifically approved at least annually either by the (a) Board of Trustees of the Trust or (b) persons having voting rights in respect of the Trust, by the vote stated in Section 11 of the Original Agreement, voted in accordance with the provisions contained in the Participation Agreement or any policies on conflicts adopted by the Board of Trustees, provided that in either event such continuance shall also be approved by a vote of a majority of the Trustees of the Trust who are not interested persons of any party to the Agreement, cast in person at a meeting called for the purpose of voting on such approval.

               With respect to each new Portfolio specified in Schedule A to Amendment No. 1 to the Original Agreement, dated December 9, 1997, the Original Agreement, as amended, will not continue in effect for a period of more than two years from the date of execution of that Amendment No. 1 unless such continuance is approved as specified above. Similarly, with respect to each new Portfolio specified in Schedule A to this Amendment No. 2 to the Original Agreement, the Original Agreement, as amended, will not continue in effect for a period of more than two years from the date of the execution of this Amendment No. 2 unless such continuance is approved as specified above.

            2. Schedule A. Schedule A to the Original Agreement and to Amendment No. 1 to the Original Agreement is replaced in its entirety by Schedule A attached hereto.

            Except as modified and amended hereby, the Original Agreement and Amendment No. 1 to the Original Agreement are hereby ratified and confirmed in full force and effect in accordance with its terms.


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            IN WITNESS WHEREOF, the parties have executed and delivered this
Amendment No. 2 as of the date first above set forth.

            EQ ADVISORS TRUST                   EQUITABLE DISTRIBUTORS, INC.


            By:                                 By:
               ----------------------------        ----------------------------
                Peter D. Noris                      Jerome S. Golden
                President and Trustee               Chairman of the Board



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                                   SCHEDULE A
                                       TO
                                AMENDMENT NO. 2
                                       TO
                             DISTRIBUTION AGREEMENT
                 EQUITABLE DISTRIBUTORS, INC./ CLASS IB SHARES



                                 PORTFOLIOS OF
                               EQ ADVISORS TRUST
                               -----------------

                              Original Portfolios
                              -------------------

                T. Rowe Price International Stock Portfolio
                T. Rowe Price Equity Income Portfolio
                EQ/Putnam Growth & Income Value Portfolio
                EQ/Putnam International Equity Portfolio
                EQ/Putnam. Investors Growth Portfolio
                EQ/Putnam Balanced Portfolio MFS Research
                Portfolio MFS Emerging Growth Companies
                Portfolio Morgan Stanley Emerging Markets
                Equity Portfolio Warburg, Pincus Small
                Company Value Portfolio Merrill Lynch World
                Strategy Portfolio Merrill Lynch Basic
                Value Equity Portfolio

                Amendment No. 1 Additions
                -------------------------

                Lazard Small Cap Value Portfolio Lazard
                Large Cap Value Portfolio JPM Core Bond
                Portfolio BT Small Company Index Portfolio
                BT International Equity Index Portfolio BT
                Equity 500 Index Portfolio

                Amendment No. 2 Additions
                -------------------------

                Evergreen Foundation Portfolio
                Evergreen Portfolio
                MFS Growth with Income Portfolio